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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of K. Hovnanian Enterprises, Inc. and Hovnanian Enterprises, Inc. on Form S-4 of our report dated September 6, 2000, appearing in the Current Report on Form 8-K dated September 20, 2000 of Washington Homes, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

McLean, Virginia
January 24, 2001